EX-23
                              Independent Auditors' Consent




                                                                      EXHIBIT 23


INDEPENDENT AUDITORS' CONSENT
-----------------------------

We consent to the incorporation by reference in Registration Statement No. 333-16603 of Merrill Lynch & Co., Inc. on Form S-3 of our reports dated March 28, 2002 appearing in this Annual Report on Form 10-K of Merrill Lynch Preferred Capital Trust I and Merrill Lynch Preferred Funding I, L.P. for the year ended December 28, 2001.


/s/ Deloitte & Touche LLP

New York, New York
March 28, 2002